Exhibit 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: www.continental.com/newspress/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL ANNOUNCES PROPOSED PRIVATE PLACEMENT

HOUSTON, November 6, 2000 -- Continental Airlines, Inc. (NYSE: CAL and CAL.A) today announced plans for an affiliated special purpose trust to offer for sale $250 million of convertible preferred securities, convertible into Continental Class B common stock and maturing in 2030.

The Company intends to offer the securities in a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933.

Continental said it intends to use the net proceeds from the offering to fund a portion of the purchase price for the proposed repurchase by Continental of

Class A common stock held by Northwest Airlines. If the Northwest repurchase is not consummated, Continental said it intends to use the net proceeds for general corporate purposes.

The securities offered will not be registered under the Securities Act of

1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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